Exhibit 99

COVENANT TRANSPORTATION GROUP ANNOUNCES UPDATED
EXPECTATIONS CONCERNING SECOND QUARTER FINANCIAL RESULTS

CHATTANOOGA, TENNESSEE – July 17, 2019 - Covenant Transportation Group, Inc.  (NASDAQ/GS: CVTI) (“CTG”) announced today its expectations regarding financial results for the second quarter of 2019.

Chairman, President and Chief Executive Officer, David R. Parker, offered the following comments: “After reviewing preliminary operating and financial information through the end of June, we expect to report earnings per diluted share (“EPS”) in the range of $0.32 to $0.33 and adjusted earnings per diluted share (“Adjusted EPS”)(1) in the range of $0.34 to $0.35. This is an update from our previous statement that we expected second quarter 2019 Adjusted EPS to be fairly consistent with the prior year quarter (we reported EPS and Adjusted EPS of $0.54 for the second quarter of 2018) based on an expectation of the freight market staying consistent and an occurrence of normal seasonal patterns.

Contrary to normal seasonal patterns, the truckload freight environment remained sluggish through most of the second quarter.  We attribute the softer freight environment to factors such as continued excess inventory levels, a soft produce season, and the extra capacity of Class 8 tractors that entered the U.S. market over the last 9-12 months. For the second quarter of 2019, consolidated freight revenue is expected to increase approximately 14% compared with the second quarter of 2018, primarily reflecting the acquisition of Landair in July 2018. We are starting to see the early favorable impact on freight availability of the marginal correction of overcapacity and expect capacity reduction to continue throughout the remainder of 2019. Our contract logistics’ customers have maintained steady freight for the first half of the year and we expect their business to remain steady through the end of the year.”

(1)
In addition to EPS, we use Adjusted EPS, a non-GAAP measure, as a key measure of profitability. Adjusted EPS is not a substitute for EPS measured in accordance with GAAP. There are limitations to using non-GAAP financial measures. We believe our presentation of this non-GAAP financial measure is useful because it provides investors and securities analysts supplemental information that we use internally for purposes of assessing profitability. Further, our Board and management use non-GAAP EPS on a supplemental basis to remove items that may not be an indicator of performance from period-to-period. Although we believe that Adjusted EPS improves comparability in analyzing our period-to-period performance, they could limit comparability to other companies in our industry, if those companies define such measures differently. Because of these limitations, Adjusted EPS should not be considered a measure of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis. Our calculation of Adjusted EPS starts with U.S. GAAP EPS and adds back the after-tax impact of non-cash intangible asset amortization, reconciled as follows:

	Three Months Ended June 30, 2019
EPS	$0.32	-	$0.33
Add back: After-tax impact of non-cash intangible asset amortization	0.02	-	0.02
Adjusted EPS	$0.34	-	$0.35

Covenant Transportation Group, Inc. is the holding company for several transportation providers that offer premium transportation services for customers throughout the United States. The consolidated group includes operations from Covenant Transport and Covenant Transport Solutions of Chattanooga, Tennessee; Southern Refrigerated Transport of Texarkana, Arkansas; Landair Transport and Landair Logistics of Greeneville, Tennessee; and Star Transportation of Nashville, Tennessee.  In addition, Transport Enterprise Leasing, of Chattanooga, Tennessee is an integral affiliated company providing revenue equipment sales and leasing services to the trucking industry. The Company's Class A common stock is traded on the NASDAQ Global Select market under the symbol, “CVTI”.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," “outlook,” and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, the statements relating to the estimated range of earnings per diluted share and Adjusted EPS and other expected financial and operating measures are forward-looking statements. Such items have not been subjected to all the review procedures associated with the release of actual financial results and are premised on certain assumptions.  The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: estimates and adjusting entries made during the review process; the completion of all review procedures and preparation of financial statements in accordance with generally accepted accounting principles; the rates and volumes realized during the remainder of 2019, elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims, increased insurance premiums, fluctuations in claims expenses that result from our self-insured retention amounts, including in our excess layers and in respect of claims for which we commute policy coverage, and the requirement that we pay additional premiums if there are claims in certain of those layers, differences between estimates used in establishing and adjusting claims reserves and actual results over time, adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; government regulations imposed on our captive insurance companies; changes in the market condition for used revenue equipment and real estate that impact our capital expenditures and our ability to dispose of revenue equipment and real estate on the schedule and for the prices we expect; increases in the prices paid for new revenue equipment that impact our capital expenditures and our results generally; changes in management’s estimates of the need for new tractors and trailers; the effect of any reduction in tractor purchases on the number of tractors that will be accepted by manufacturers under tradeback arrangements; our inability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements; our ability to respond to changes in our industry or business in light of our substantial indebtedness and lease obligations; our ability to sustain or increase profitability in the future; the risks related to our receivables factoring arrangements; our ability to maintain compliance with the provisions of our credit agreements, particularly financial covenants in our revolving credit facility; excess tractor or trailer capacity in the trucking industry;  decreased demand for our services or loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; the volume and terms of diesel purchase commitments and hedging contracts;  interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; our ability to retain our key employees; the risks associated with engaging independent contractors to provide a portion of our capacity; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; our dependence on third-party providers, particularly in our Managed Freight segment; regulatory requirements that increase costs, decrease efficiency, or impact the availability or effective driving time of our drivers and other drivers in the industry, including the terms and exemptions from hours-of-service and electronic log requirements for drivers and the Federal Motor Carrier Safety Administration’s Compliance, Safety, Accountability program applicable to driver standards and the methodology for determining a carrier’s Department of Transportation safety rating; the proper functioning and availability of our management information and communication systems and other information technology assets; volatility of our stock price; remediation of a material weakness in our internal controls, including our ability to remediate the material weakness by December 31, 2019; our ability to implement internal controls at Landair, including the our implement internal controls by December 31, 2019; impairment of goodwill and other intangible assets; our ability to effectively manage the challenges associated with doing business internationally; future outcomes of litigation; uncertainties in the interpretation of the 2017 Tax Cuts and Jobs Act and other tax laws; the ability to reduce, or control increases in, operating costs; changes in the Company’s business strategy that require the acquisition of new businesses, and the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations (including our acquisition of Landair); our ability to achieve our strategic plan; fluctuations in the results of Transport Enterprise Leasing, which are included as equity in income (loss) of affiliate in our financial statements; our Chairman of the Board and Chief Executive Officer and his wife control a large portion of our stock and have substantial control over us, which could limit other stockholders' ability to influence the outcome of key transactions, including changes of control; and future share repurchases, if any.  Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Richard B. Cribbs, Executive Vice President and Chief Financial Officer
RCribbs@covenanttransport.com

For copies of Company information contact:
Theresa Ives, Executive Administrative Assistant
TIves@covenanttransport.com
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